UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-22433	75-2692967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas 78730
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

          Pursuant to the Underwriting Agreement entered into November 17, 2005, the underwriters exercised their option to purchase an additional 1,125,000 shares of our common stock on November 29, 2005.  On December 2, 2005 we used the net proceeds from this sale to fund the purchase of 1,125,000 shares of our common stock from certain funds managed by affiliates of Credit Suisse First Boston (USA), Inc. at a price of $11.46 per share.

Item 9.01 Financial Statements and Exhibits.

(c)	2.1 Stock Purchase Agreement dated November 9, 2005 (filed as Exhibit 2.1 to current report on Form 8-K (filed November 28, 2005) and incorporated herein by reference)

2.2 Amendment to Stock Purchase Agreement dated November 17, 2005 (filed as Exhibit 2.2 to current report on Form 8-K (filed November 28, 2005) and incorporated herein by reference)

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: December 5, 2005
	By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.
Executive Vice President &
Chief Financial Officer